UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2002

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-8323	06-1059331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Place, 1650 Market Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(215) 761-1000

          Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

Pursuant to Order No. 4-460 of the Securities and Exchange Commission, H. Edward Hanway, CIGNA Corporation’s Chief Executive Officer, and James G. Stewart, CIGNA Corporation’s Chief Financial Officer, have each executed a Statement Under Oath of Principal Executive Officer and Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings. These Statements have been delivered to the SEC today and are attached as Exhibits to this Report on Form 8-K.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: August 2, 2002	By:	/s/ James A. Sears
James A. Sears Vice President and Chief Accounting Officer

Index to Exhibits

Number	Description	Method of Filing

99	Statement Under Oath of Principal Executive Officer and Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings	Filed herewith

99	Statement Under Oath of Principal Executive Officer and Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings	Filed herewith